Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the First Quarter of 2018

SACRAMENTO, California, April 20, 2018 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.2 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter ended March 31, 2018. Net income for the quarter ended March 31, 2018 was $3.2 million or $0.20 per share – diluted, compared with net income of $2.3 million or $0.17 per share – diluted for the same period of 2017.

Financial highlights for the first quarter of 2018 compared to the same quarter a year ago:

●

Net income of $3.2 million or $0.20 per share – diluted for the three months ended March 31, 2018 was an increase of $989 thousand (44%) from $2.3 million or $0.17 per share – diluted earned during the same period in the prior year. The increase in earnings per share compared to the same quarter a year ago was 18% and reflects the impact of 2,738,096 shares of common stock sold in the second quarter of 2017.

●	Net interest income increased $1.6 million (17%) to $11.3 million for the three months ended March 31, 2018 compared to $9.7 million for the same period in the prior year.
●	Return on average assets improved to 1.05% for the three months ended March 31, 2018 compared to 0.80% for the same period in the prior year.
●	Return on average equity improved to 10.34% for the three months ended March 31, 2018 compared to 9.63% for the same period in the prior year.
●	Average loans for the three months ended March 31, 2018 totaled $883.9 million, an increase of $77.1 million (10%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.2 billion for the three months ended March 31, 2018, an increase of $106.8 million (10%) compared to average earning assets for the same period in the prior year.
●	Average deposits for the three months ended March 31, 2018 totaled $1.1 billion, an increase of $58.3 million (6%) compared to average deposits for the same period in the prior year.
●	The Company’s efficiency ratio was 65.17% for the three months ended March 31, 2018 compared to 71.31% for the same period in the prior year.
●	Nonperforming assets at March 31, 2018 totaled $4.3 million or 0.34% of total assets, a decrease of $6.5 million (60%) compared to March 31, 2017.
●	Book value per common share was $7.83 at March 31, 2018 compared to $7.14 at March 31, 2017.
●	Tangible book value per common share was $7.71 at March 31, 2018 compared to $6.97 at March 31, 2017.

Financial highlights for the first quarter of 2018 compared to the prior quarter:

●

A comparison of current quarter and prior quarter net earnings information is not particularly meaningful and is not provided because the prior period included the impact of the Tax Cuts and Jobs Act of 2017 which reduced net income in that period to $7 thousand.

●	Net interest income increased $476 thousand (18% annualized) to $11.3 million for the first quarter of 2018 compared to $10.9 million for the prior quarter.
●	Average loans for the three months ended March 31, 2018 totaled $883.9 million, an increase of $44.9 million (22% annualized) compared to average loans for the prior quarter.
●	Average earning assets for the three months ended March 31, 2018 totaled $1.2 billion, an increase of $3.8 million (1% annualized) compared to average earning assets for the prior quarter.
●	Average deposits for the three months ended March 31, 2018 totaled $1.1 billion, a decrease of $12.6 million (5% annualized) compared to average deposits for the prior quarter.
●	The Company’s efficiency ratio was 65.17% for the first quarter of 2018 compared to 64.94% during the prior quarter.
●	Nonperforming assets at March 31, 2018 totaled $4.3 million or 0.34% of total assets, a decrease of $1.6 million since December 31, 2017.
●	Book value per common share was $7.83 at March 31, 2018 compared to $7.82 at December 31, 2017.
●	Tangible book value per common share was $7.71 at March 31, 2018 compared to $7.70 at December 31, 2017.

Randall S. Eslick, President and CEO commented: “I am very proud of our talented and dedicated employees. Their commitment to the company has generated noticeably improved financial results for the first quarter as we continue to execute on our vision. Net income totaled $3.2 million ($0.20 per share), ROAA was 1.05%, ROAE was 10.34% and loans increased $20.6 million (9.5% annualized). This is a great start to the year.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)
	For The Three Months Ended
Net income, average assets and	March 31,		December 31,
average shareholders' equity	2018	2017	2017
Net income	$3,241	$2,252	$7
Average total assets	$1,248,563	$1,148,305	$1,251,960
Average total earning assets	$1,181,857	$1,075,039	$1,178,037
Average shareholders' equity	$127,069	$94,820	$128,862

Selected performance ratios
Return on average assets	1.05%	0.80%	0.00%
Return on average equity	10.34%	9.63%	0.02%
Efficiency ratio	65.17%	71.31%	64.94%

Share and per share amounts
Weighted average shares - basic (1)	16,225	13,416	16,195
Weighted average shares - diluted	16,310	13,521	16,306
Earnings per share - basic	$0.20	$0.17	$—
Earnings per share - diluted	$0.20	$0.17	$—

	At March 31,		At December 31,
Share and per share amounts	2018	2017	2017
Common shares outstanding (2)	16,315	13,517	16,272
Book value per common share	$7.83	$7.14	$7.82
Tangible book value per common share (3)	$7.71	$6.97	$7.70

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.35%	9.71%	12.26%
Tier 1 capital ratio	13.31%	10.72%	13.23%
Total capital ratio	15.52%	13.00%	15.44%
Tier 1 leverage ratio	11.11%	9.09%	10.86%
Tangible common equity ratio (5)	10.11%	8.27%	9.88%

Redding Bank of Commerce
Common equity tier 1 capital ratio	12.62%	12.59%	12.58%
Tier 1 capital ratio	12.62%	12.59%	12.58%
Total capital ratio	13.87%	13.84%	13.81%
Tier 1 leverage ratio	10.51%	10.67%	10.33%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. Capital ratios for the Company include the benefit of $26.8 million net proceeds from the sale of 2,738,096 shares of common stock in the second quarter of 2017.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of March 31, 2018, the Company had total consolidated assets of $1.2 billion, gross loans of $900.4 million, allowance for loan and lease losses (“ALLL”) of $12.3 million, total deposits of $1.0 billion, and shareholders’ equity of $127.7 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)
	At March 31,						At December 31,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2017	Total
Commercial	$137,870	15%	$138,674	18%	$(804)	(1)%	$142,405	16%
Real estate - construction and land development	14,723	2	25,241	3	(10,518)	(42)%	15,902	2
Real estate - commercial non-owner occupied	405,192	46	311,203	38	93,989	30%	377,668	43
Real estate - commercial owner occupied	193,286	22	186,713	24	6,573	4%	192,023	22
Real estate - residential - ITIN	40,425	4	44,211	5	(3,786)	(9)%	41,188	5
Real estate - residential - 1-4 family mortgage	30,247	3	19,710	2	10,537	53%	30,377	3
Real estate - residential - equity lines	30,520	3	33,019	4	(2,499)	(8)%	30,347	3
Consumer and other	48,157	5	51,423	6	(3,266)	(6)%	49,925	6
Gross loans	900,420	100%	810,194	100%	90,226	11%	879,835	100%
Deferred fees and costs	1,713		1,446		267		1,710
Loans, net of deferred fees and costs	902,133		811,640		90,493		881,545
Allowance for loan and lease losses	(12,295)		(11,641)		(654)		(11,925)
Net loans	$889,838		$799,999		$89,839		$869,620

Average yield on loans during the quarter	4.92%		4.72%		0.20		4.77%

The Company recorded gross loan balances of $900.4 million at March 31, 2018, compared with $810.2 million and $879.8 million at March 31, 2017 and December 31, 2017, respectively, an increase of $90.2 million and $20.6 million, respectively. The increase in gross loans compared to the same period a year ago and the prior period was driven by organic loan originations by our SBA division and by our expanded Sacramento commercial banking group.

Average loan balances were $883.9 million for the quarter ended March 31, 2018, compared with $806.8 million for the quarter ended March 31, 2017 and $839.0 million for the quarter ended December 31, 2017, an increase of $77.1 million or 10% and an increase of $44.9 million or 22% annualized, respectively.

The average yield on loans during the quarter was 4.92% compared to 4.72% and 4.77% for the quarters ended March 31, 2017 and December 31, 2017, respectively. The current quarter income on loans of $10.7 million included $229 thousand from prepayment penalties and interest income from nonaccrual loans that were sold or repaid during the quarter which enhanced the average yield by ten basis points.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)
	At March 31,						At December 31,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2017	Total

Cash and due from banks	$16,247	6%	$18,315	7%	$(2,068)	(11)%	$17,979	5%
Interest-bearing deposits in other banks	17,376	6	42,744	16	(25,368)	(59)%	48,991	15
Total cash and cash equivalents	33,623	12	61,059	23	(27,436)	(45)%	66,970	20

Investment securities:
U.S. government and agencies	41,179	14	12,496	5	28,683	230%	40,369	12
Obligations of state and political subdivisions	59,408	21	55,663	20	3,745	7%	78,844	24
Residential mortgage backed securities and collateralized mortgage obligations	125,567	43	82,392	30	43,175	52%	114,592	34
Corporate securities	3,958	1	10,448	4	(6,490)	(62)%	4,992	1
Commercial mortgage backed securities	25,520	9	16,522	6	8,998	54%	26,641	8
Other asset backed securities	285	—	4,013	1	(3,728)	(93)%	2,516	1
Total investment securities - AFS	255,917	88	181,534	66	74,383	41%	267,954	80

Obligations of state and political subdivisions - HTM	—	—	31,257	11	(31,257)	(100)%	—	—
Total investment securities - AFS and HTM	255,917	88	212,791	77	43,126	20%	267,954	80
Total cash, cash equivalents and investment securities	$289,540	100%	$273,850	100%	$15,690	6%	$334,924	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - (nominal)	2.45%		2.17%		0.28		2.30%

As of March 31, 2018, we maintained noninterest-bearing cash positions of $16.2 million and interest-bearing deposits of $17.4 million at the Federal Reserve Bank and correspondent banks. The reduction in cash and cash equivalents from December 31, 2017 to March 31, 2018 reflects the seasonal decline in deposits which, in 2018, has been greater than it was in the prior two years.

Investment securities totaled $255.9 million at March 31, 2018, compared with $212.8 million and $268.0 million at March 31, 2017 and December 31, 2017, respectively. Our investment securities portfolio provides us with a secondary source of liquidity to fund higher yielding asset opportunities, such as loan originations. During the first quarter of 2018, we purchased 12 securities with a par value of $19.6 million and weighted average yield of 3.11% and sold 29 securities with a par value of $18.7 million and weighted average yield of 2.27%. The sales activity on available-for-sale securities resulted in $36 thousand in net realized gains. During the same period, we received $7.9 million in proceeds from principal payments, calls and maturities within the investment securities portfolio.

Average securities balances and weighted average tax equivalent yields for the quarters ended March 31, 2018 and 2017 were $265.1 million and 2.75% compared to $211.1 million and 3.06%, respectively. The current quarter tax equivalent yields were reduced by 17 basis points as a result of the Tax Cuts and Jobs Act of 2017 which reduced the federal corporate tax rate from a graduated rate of 35% to a flat rate of 21%.

At March 31, 2018, our net unrealized losses on available-for-sale investment securities were $3.9 million compared with net unrealized losses of $891 thousand and $452 thousand at March 31, 2017 and December 31, 2017, respectively. The changes in the net unrealized loss on the investment securities portfolio are due to changes in market interest rates and the reclassification of all HTM securities to AFS during the fourth quarter of 2017.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)
	At March 31,						At December 31,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2017	Total
Demand - noninterest-bearing	$301,981	29%	$270,412	27%	$31,569	12%	$305,650	28%
Demand - interest-bearing	462,551	44	407,784	41	54,767	13%	496,990	45
Total demand	764,532	73	678,196	68	86,336	13%	802,640	73

Savings	107,986	10	112,738	11	(4,752)	(4)%	110,837	10
Total non-maturing deposits	872,518	83	790,934	79	81,584	10%	913,477	83

Certificates of deposit	176,233	17	213,556	21	(37,323)	(17)%	189,255	17
Total deposits	$1,048,751	100%	$1,004,490	100%	$44,261	4%	$1,102,732	100%

Average rate on interest-bearing deposits during the quarter	0.41%		0.39%		0.02		0.42%
Average rate on all deposits during the quarter	0.29%		0.29%		-		0.30%

Total deposits at March 31, 2018, increased $44.3 million or 4% to $1.0 billion compared to March 31, 2017, and decreased $54.0 million or 20% annualized compared to December 31, 2017. Total non-maturing deposits increased $81.6 million or 10% compared to the same date a year ago and decreased $41.0 million or 18% annualized compared to December 31, 2017. Certificates of deposit decreased $37.3 million or 17% compared to the same date a year ago and decreased $13.0 million or 28% annualized compared to December 31, 2017.

In late December 2017, deposit balances increased more significantly than at prior year-ends and then were withdrawn in early 2018. Average balances more clearly illustrate deposit balance trends. Average non-maturity deposits totaled $888.6 million in the first quarter of 2018 compared to $888.1 million in the prior quarter. Average certificates of deposit totaled $181.9 million in the first quarter of 2018 compared to $194.9 million in the prior quarter.

TABLE 5
WHOLESALE AND BROKERED DEPOSITS - UNAUDITED
(amounts in thousands)
	At March 31,		At December 31,
	2018	2017	2017
CDARS / ICS reciprocal brokered deposits	$56,732	$55,565	$66,279
Online listing service wholesale time deposits	29,159	47,429	36,060
Total wholesale and brokered deposits	$85,891	$102,994	$102,339

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $56.7 million, $55.6 million and $66.3 million at March 31, 2018, March 31, 2017 and December 31, 2017, respectively.

INCOME STATEMENT OVERVIEW

TABLE 6
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)
For The Three Months Ended
	March 31,		Change		December 31,	Change
	2018	2017	Amount	%	2017	Amount	%
Interest income	$12,530	$10,817	$1,713	16%	$12,047	$483	4%
Interest expense	1,185	1,083	102	9%	1,178	7	1%
Net interest income	11,345	9,734	1,611	17%	10,869	476	4%
Provision for loan and lease losses	—	200	(200)	(100)%	450	(450)	(100)%
Noninterest income	982	1,471	(489)	(33)%	1,282	(300)	(23)%
Noninterest expense	8,033	7,990	43	1%	7,891	142	2%
Income before provision for income taxes	4,294	3,015	1,279	42%	3,810	484	13%
Provision for income taxes:
Net deferred tax asset write-down	—	—	—	—%	2,490	(2,490)	(100)%
Provision for income taxes from operations	1,053	763	290	38%	1,313	(260)	(20)%
Total provision for income taxes	1,053	763	290	38%	3,803	(2,750)	(72)%
Net income	$3,241	$2,252	$989	44%	$7	$3,234	100%

Basic earnings per share	$0.20	$0.17	$0.03	18%	$—	$0.20	100%
Average basic shares	16,225	13,416	2,809	21%	16,195	30	—%
Diluted earnings per share	$0.20	$0.17	$0.03	18%	$—	$0.20	100%
Average diluted shares	16,310	13,521	2,789	21%	16,306	4	—%
Dividends declared per common share	$0.03	$0.03	$—	—%	$0.03	$—	—%

First Quarter of 2018 Compared With First Quarter of 2017

Net income for the first quarter of 2018 increased $989 thousand compared to the first quarter of 2017. In the current quarter, net interest income was $1.6 million higher and provision for loan and lease losses was $200 thousand lower. These positive changes were offset by noninterest income that was $489 thousand lower, noninterest expense that was $43 thousand higher and a provision for income tax that was $290 thousand higher.

Net Interest Income

Net interest income increased $1.6 million compared to the same period a year ago.

Interest income for the three months ended March 31, 2018 increased $1.7 million or 16% to $12.5 million. Interest and fees on loans increased $1.3 million due to a $77.1 million increase in average loan balances and a 20 basis point increase in the average yield on the loan portfolio. Interest on securities increased $353 thousand due to a $54.0 million increase in average securities balances and a two basis point increase in the average yield on the securities portfolio. Interest on interest-bearing deposits due from banks increased $15 thousand primarily due to a 78 basis point increase in average yield resulting from increased fed funds rates.

Interest expense for the first quarter of 2018 increased $102 thousand or 9% to $1.2 million. The net increase was due to the following:

●

Interest expense on interest bearing deposits increased $51 thousand. Average interest-bearing demand and savings deposit balances increased $47.1 million, while average certificate of deposit balances decreased $33.3 million. The average rate paid on interest-bearing deposits increased two basis points.

●	Interest expense on other interest bearing liabilities increased $51 thousand primarily due to increased borrowing from the Federal Home Loan Bank of San Francisco.

Provision for loan and lease loss

As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current quarter compared with a provision for loan and lease losses of $200 thousand for the same quarter a year ago.

Noninterest Income

Noninterest income for the three months ended March 31, 2018 decreased $489 thousand compared to the first quarter for 2017. During the first quarter of 2017 we recognized income from life insurance death benefit proceeds of $502 thousand.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2018 increased only $43 thousand compared to the same period a year previous.

The Company’s efficiency ratio was 65.17% for the first quarter of 2018 compared to 71.31% during the same period in 2017.

Income Tax Provision

For the three months ended March 31, 2018, our income tax provision of $1.1 million on pre-tax income of $4.3 million was an effective tax rate of 24.5%. The current quarter effective tax rate reflects the benefits of the Tax Cuts and Jobs Act of 2017 which reduced the federal corporate tax rate from a graduated rate of 35% to a flat rate of 21%. The tax provision for the first quarter of the prior year was $763 thousand on pre-tax income of $3.0 million for an effective tax rate of 25.31%. Life insurance death benefits of $502 thousand recorded during the first quarter of 2017 are not subject to income tax, and if excluded from pretax income, the effective tax rate would have been 30.36%.

First Quarter of 2018 Compared With Fourth Quarter of 2017

Net income for the first quarter of 2018 increased $3.2 million compared to the fourth quarter of 2017. In the current quarter, net interest income was $476 thousand higher, the provision for loan and lease losses was $450 thousand lower and the provision for income taxes was $2.8 million lower. These positive changes were offset by noninterest income that was $300 thousand lower and noninterest expenses that were $142 thousand higher.

Net Interest Income

Net interest income increased $476 thousand over the prior quarter.

Interest income for the three months ended March 31, 2018 increased $483 thousand or 4% to $12.5 million. Interest and fees on loans increased $646 thousand due to a $44.9 million increase in average loan balances and a 15 basis point increase in the average yield on the loan portfolio. Interest on investment securities decreased $68 thousand due to a $6.9 million decrease in average securities balances partially offset by a two basis point increase in average yield. Interest on interest-bearing deposits due from banks decreased $95 thousand due to a $34.1 million decrease in average balances.

Interest expense for the three months ended March 31, 2018 increased $7 thousand or 1% to $1.2 million. Interest expense on deposits declined $42 thousand as average interest-bearing demand and savings deposits increased $10.0 million, average certificates of deposit declined $13.0 million and the average rate paid on these deposits declined one basis point. This was offset by new borrowings from the Federal Home loan Bank of San Francisco which averaged $12.4 million and carried interest expense of $47 thousand. Variances in interest expense on other term debt were immaterial.

Provision for loan and lease loss

As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current quarter compared with a provision for loan and lease losses of $450 thousand for the prior quarter.

Noninterest Income

Noninterest income for the three months ended March 31, 2018 decreased $300 thousand. During the current quarter gains on sale of OREO were $16 thousand compared to gains on sale of OREO of $346 thousand in the prior quarter.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2018 increased $142 thousand compared to the fourth quarter of 2017. The increase was primarily related to employee compensation.

The Company’s efficiency ratio was 65.17% for the first quarter of 2018 compared to 64.94% during the prior quarter.

Income Tax Provision

For the three months ended March 31, 2018, our income tax provision of $1.1 million on pre-tax income of $4.3 million was an effective tax rate of 24.5%. This compares with a provision for income taxes of $3.8 million on pretax income of $3.8 million (99.8% effective tax rate) for the prior quarter. The income tax provision in the prior quarter included a $2.5 million write-down of our net deferred tax assets and if excluded from the calculation, the effective tax rate would have been 34.5%

Earnings Per Share

Diluted earnings per share were $0.20 for the three months ended March 31, 2018. This compared with diluted earnings per share of $0.17 for the same period a year ago and diluted earnings per share of $0.00 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 6 presented earlier in this press release.

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 7
AVERAGE COST OF FUNDS
	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2017	2017	2017	2017	2016	2016	2016
Interest-bearing deposits	0.41%	0.42%	0.43%	0.42%	0.39%	0.40%	0.39%	0.39%
Interest-bearing deposits and noninterest-bearing demand	0.29%	0.30%	0.31%	0.31%	0.29%	0.29%	0.29%	0.30%
All interest-bearing liabilities	0.60%	0.59%	0.60%	0.60%	0.56%	0.57%	0.56%	0.56%
All interest-bearing liabilities and noninterest-bearing demand	0.43%	0.42%	0.43%	0.44%	0.42%	0.42%	0.42%	0.44%

TABLE 8a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)
	For The Three Months Ended
	March 31, 2018			March 31, 2017			December 31, 2017
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$883,876	$10,729	4.92%	$806,793	$9,384	4.72%	$839,004	$10,083	4.77%
Taxable securities	205,302	1,209	2.39%	137,582	789	2.33%	199,849	1,211	2.40%
Tax-exempt securities	59,789	463	3.14%	73,524	530	2.92%	72,152	529	2.91%
Interest-bearing deposits in other banks	32,890	129	1.59%	57,140	114	0.81%	67,032	224	1.33%
Average interest-earning assets	1,181,857	12,530	4.30%	1,075,039	10,817	4.08%	1,178,037	12,047	4.06%
Cash and due from banks	17,666			16,873			19,783
Premises and equipment, net	14,557			16,165			14,948
Other assets	34,483			40,228			39,192
Average total assets	$1,248,563			$1,148,305			$1,251,960

Interest-bearing liabilities:
Interest-bearing demand	$470,440	221	0.19%	$420,416	148	0.14%	$459,451	216	0.19%
Savings deposits	110,725	59	0.22%	113,647	47	0.17%	111,725	54	0.19%
Certificates of deposit	181,901	495	1.10%	215,202	529	1.00%	194,886	547	1.11%
Federal Home Loan Bank of San Francisco borrowings	12,444	47	1.53%	—	—	—%	—	—	—%
Other borrowings net of unamortized debt issuance costs	16,528	281	6.90%	18,598	293	6.39%	17,211	285	6.57%
Junior subordinated debentures	10,310	82	3.23%	10,310	66	2.60%	10,310	76	2.92%
Average interest-bearing liabilities	802,348	1,185	0.60%	778,173	1,083	0.56%	793,583	1,178	0.59%
Noninterest-bearing demand	307,397			262,881			316,961
Other liabilities	11,749			12,431			12,554
Shareholders’ equity	127,069			94,820			128,862
Average liabilities and shareholders’ equity	$1,248,563			$1,148,305			$1,251,960
Net interest income and net interest margin(4)		$11,345	3.89%		$9,734	3.67%		$10,869	3.66%
Tax equivalent net interest margin (3)			3.94%			3.78%			3.75%

(1) Interest income on loans is net of deferred fees and costs of approximately $137 thousand, $197 thousand, and $123 thousand for the three months ended March 31, 2018, and 2017 and December 31, 2017, respectively.

(2) Net loans includes average nonaccrual loans of $4.8 million, $10.9 million and $6.5 million for the three months ended March 31, 2018 and 2017 and December 31, 2017, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $123 thousand, $273 thousand and $273 thousand for the three months ended March 31, 2018 and 2017 and December 31, 2017, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)
	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Beginning balance ALLL	$11,925	$11,692	$11,688	$11,641	$11,544
Provision for loan and lease losses	—	450	—	300	200
Loans charged-off	(390)	(451)	(245)	(359)	(447)
Loan loss recoveries	760	234	249	106	344
Ending balance ALLL	$12,295	$11,925	$11,692	$11,688	$11,641

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2018	2017	2017	2017	2017
Nonaccrual loans:
Commercial	$1,109	$1,603	$2,309	$2,410	$2,534
Real estate - commercial non-owner occupied	—	—	—	1,196	1,196
Real estate - commercial owner occupied	—	600	617	639	654
Real estate - residential - ITIN	2,839	2,909	3,201	3,346	3,331
Real estate - residential - 1-4 family mortgage	188	606	626	653	1,337
Real estate - residential - equity lines	45	45	815	872	906
Consumer and other	35	36	37	38	39
Total nonaccrual loans	4,216	5,799	7,605	9,154	9,997
Accruing troubled debt restructured loans:
Commercial	1,516	1,551	671	703	741
Real estate - commercial non-owner occupied	800	803	805	806	808
Real estate - residential - ITIN	4,554	4,614	4,655	4,712	4,761
Real estate - residential - equity lines	376	380	441	445	450
Total accruing troubled debt restructured loans	7,246	7,348	6,572	6,666	6,760

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$11,462	$13,147	$14,177	$15,820	$16,757

Gross loans outstanding at period end	$900,420	$879,835	$824,874	$815,388	$810,194

Impaired loans to gross loans	1.27%	1.49%	1.72%	1.94%	2.07%
Nonaccrual loans to gross loans	0.47%	0.66%	0.92%	1.12%	1.23%

Allowance for loan and lease losses as a percent of:
Gross loans	1.37%	1.36%	1.42%	1.43%	1.44%
Nonaccrual loans	291.63%	205.64%	153.74%	127.68%	116.44%
Impaired loans	107.27%	90.71%	82.47%	73.88%	69.47%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current quarter. This compared with a provision of $200 thousand for the three months ended March 31, 2017 and a $450 thousand provision for loan and lease losses during the three months ended December 31, 2017. Our ALLL as a percentage of gross loans was 1.37% as of March 31, 2018 compared to 1.44% as of March 31, 2017 and 1.36% as of December 31, 2017. Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at March 31, 2018. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At March 31, 2018, the recorded investment in loans classified as impaired totaled $11.5 million, with a corresponding specific reserve of $1.1 million compared to impaired loans of $16.8 million with a corresponding specific reserve of $1.3 million at March 31, 2017 and impaired loans of $13.1 million, with a corresponding specific reserve of $1.2 million at December 31, 2017. The decrease in loans classified as impaired and nonaccrual loans compared to the prior quarter is primarily due to one commercial loan relationship and one commercial real estate loan that were paid off during the quarter. The decrease in the specific reserve on impaired loans compared to the prior quarter was primarily due to one commercial loan.

TABLE 10
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)
	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2018	2017	2017	2017	2017
Nonaccrual	$3,237	$3,581	$4,403	$4,630	$4,570
Accruing	7,246	7,348	6,572	6,666	6,760
Total troubled debt restructurings	$10,483	$10,929	$10,975	$11,296	$11,330

Troubled debt restructurings as a percentage of total gross loans	1.16%	1.24%	1.33%	1.39%	1.40%

There were no new troubled debt restructurings during the three months ended March 31, 2018. As of March 31, 2018, we had 113 restructured loans that qualified as troubled debt restructurings, of which 108 were performing according to their restructured terms.

TABLE 11
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)
	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2018	2017	2017	2017	2017
Total nonaccrual loans	$4,216	$5,799	$7,605	$9,154	$9,997
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	4,216	5,799	7,605	9,154	9,997

Other real estate owned	60	35	699	1,517	814
Total nonperforming assets	$4,276	$5,834	$8,304	$10,671	$10,811

Nonperforming loans to gross loans	0.47%	0.66%	0.92%	1.12%	1.23%
Nonperforming assets to total assets	0.34%	0.46%	0.67%	0.88%	0.95%

The March 31, 2018 OREO balance consists of three 1-4 family residential real estate property in the amount of $60 thousand. The increase in the OREO balance compared to the prior quarter is due to the transfer of three 1-4 family residential properties to OREO totaling $60 thousand offset by the disposition of one 1-4 family residential property for $35 thousand. Net gains on sale of OREO in the current quarter were $16 thousand compared to net losses of $71 thousand and net gains of $346 thousand in the same quarter a year ago and in the prior quarter, respectively.

TABLE 12
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)
	At March 31,	At March 31,	Change		At December 31,
	2018	2017	$	%	2017
Assets:
Cash and due from banks	$16,247	$18,315	$(2,068)	(11)%	$17,979
Interest-bearing deposits in other banks	17,376	42,744	(25,368)	(59)%	48,991
Total cash and cash equivalents	33,623	61,059	(27,436)	(45)%	66,970

Securities available-for-sale, at fair value	255,917	181,534	74,383	41%	267,954
Securities held-to-maturity, at amortized cost	—	31,257	(31,257)	(100)%	—
Loans, net of deferred fees and costs	902,133	811,640	90,493	11%	881,545
Allowance for loan and lease losses	(12,295)	(11,641)	(654)	6%	(11,925)
Net loans	889,838	799,999	89,839	11%	869,620

Premises and equipment, net	14,214	15,903	(1,689)	(11)%	14,748
Other real estate owned	60	814	(754)	(93)%	35
Life insurance	22,027	21,494	533	2%	21,898
Deferred tax asset, net	7,523	9,363	(1,840)	(20)%	6,505
Goodwill and core deposit intangible, net	1,975	2,196	(221)	(10)%	2,030
Other assets	20,398	19,132	1,266	7%	19,661
Total assets	$1,245,575	$1,142,751	$102,824	9%	$1,269,421

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$301,981	$270,412	$31,569	12%	$305,650
Demand - interest-bearing	462,551	407,784	54,767	13%	496,990
Savings	107,986	112,738	(4,752)	(4)%	110,837
Certificates of deposit	176,233	213,556	(37,323)	(17)%	189,255
Total deposits	1,048,751	1,004,490	44,261	4%	1,102,732

Term debt:
Federal Home Loan Bank of San Francisco borrowings	30,000	—	30,000	100%	—
Other borrowings	16,196	18,667	(2,471)	(13)%	17,096
Unamortized debt issuance costs	(127)	(173)	46	(27)%	(138)
Net term debt	46,069	18,494	27,575	149%	16,958

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	12,723	12,994	(271)	(2)%	12,157
Total liabilities	1,117,853	1,046,288	71,565	7%	1,142,157

Shareholders' equity:
Common stock	51,959	24,800	27,159	110%	51,830
Retained earnings	78,507	72,066	6,441	9%	75,700
Accumulated other comprehensive loss, net of tax	(2,744)	(403)	(2,341)	581%	(266)
Total shareholders' equity	127,722	96,463	31,259	32%	127,264
Total liabilities and shareholders' equity	$1,245,575	$1,142,751	$102,824	9%	$1,269,421
Total interest-earning assets	$1,179,321	$1,068,066	$111,255	10%	$1,198,942
Shares outstanding	16,315	13,517	2,798	21%	16,272
Book value per share	$7.83	$7.14	$0.69	10%	$7.82
Tangible book value per share (1)	$7.71	$6.97	$0.74	11%	$7.70

(1) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 13
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)
	For The Three Months Ended
	March 31,		Change		December 31,
	2018	2017	$	%	2017
Interest income:
Interest and fees on loans	$10,729	$9,384	$1,345	14%	$10,083
Interest on taxable securities	1,209	789	420	53%	1,211
Interest on tax-exempt securities	463	530	(67)	(13)%	529
Interest on interest-bearing deposits in other banks	129	114	15	13%	224
Total interest income	12,530	10,817	1,713	16%	12,047
Interest expense:
Interest on demand deposits	221	148	73	49%	216
Interest on savings deposits	59	47	12	26%	54
Interest on certificates of deposit	495	529	(34)	(6)%	547
Interest on Federal Home Loan Bank of San Francisco borrowings	47	—	47	100%	—
Interest on other borrowings	281	293	(12)	(4)%	285
Interest on junior subordinated debentures	82	66	16	24%	76
Total interest expense	1,185	1,083	102	9%	1,178
Net interest income	11,345	9,734	1,611	17%	10,869
Provision for loan and lease losses	—	200	(200)	(100)%	450
Net interest income after provision for loan and lease losses	11,345	9,534	1,811	19%	10,419
Noninterest income:
Service charges on deposit accounts	176	127	49	39%	141
ATM and point of sale fees	266	266	—	—%	266
Fees on payroll and benefit processing	169	191	(22)	(12)%	173
Life insurance	129	646	(517)	(80)%	135
Gain (loss) on investment securities, net	36	66	(30)	(45)%	(2)
Federal Home Loan Bank of San Francisco dividends	80	103	(23)	(22)%	81
Gain (loss) on sale of OREO	16	(71)	87	(123)%	346
Insured cash sweep fees	—	32	(32)	(100)%	5
Other income	110	111	(1)	(1)%	137
Total noninterest income	982	1,471	(489)	(33)%	1,282

TABLE 13 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)
	For The Three Months Ended
	March 31,		Change		December 31,
	2018	2017	$	%	2017
Noninterest expense:
Salaries and related benefits	4,855	4,858	(3)	—%	4,523
Premises and equipment	1,071	1,048	23	2%	1,073
Federal Deposit Insurance Corporation insurance premium	96	48	48	100%	88
Data processing fees	432	406	26	6%	455
Professional service fees	345	384	(39)	(10)%	279
Telecommunications	216	211	5	2%	226
Other expenses	1,018	1,035	(17)	(2)%	1,247
Total noninterest expense	8,033	7,990	43	1%	7,891
Income before provision for income taxes	4,294	3,015	1,279	42%	3,810
Provision for income taxes:
Net deferred tax asset write-down	—	—	—	—%	2,490
Provision for income taxes from operations	1,053	763	290	38%	1,313
Total provision for income taxes	1,053	763	290	38%	3,803
Net income	$3,241	$2,252	$989	44%	$7

Basic earnings per share	$0.20	$0.17	$0.03	18%	$—
Average basic shares	16,225	13,416	2,809	21%	16,195
Diluted earnings per share	$0.20	$0.17	$0.03	18%	$—
Average diluted shares	16,310	13,521	2,789	21%	16,306

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2018	2017	2017	2016	2015
Earning assets:
Loans	$883,876	$806,793	$818,119	$752,938	$699,227
Taxable securities	205,302	137,582	165,333	120,884	120,897
Tax exempt securities	59,789	73,524	74,231	75,303	77,089
Interest-bearing deposits in other banks	32,890	57,140	66,872	58,668	30,323
Total earning assets	1,181,857	1,075,039	1,124,555	1,007,793	927,536

Cash and due from banks	17,666	16,873	18,301	15,831	11,220
Premises and equipment, net	14,557	16,165	15,567	15,078	11,552
Other assets	34,483	40,228	39,828	41,048	42,423
Total assets	$1,248,563	$1,148,305	$1,198,251	$1,079,750	$992,731

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$307,397	$262,881	$289,735	$226,368	$156,578
Demand - interest-bearing	470,440	420,416	434,705	374,170	283,105
Savings	110,725	113,647	111,376	104,771	92,659
Certificates of deposit	181,901	215,202	205,648	221,074	238,626
Total deposits	1,070,463	1,012,146	1,041,464	926,383	770,968

Federal Home Loan Bank of San Francisco borrowings	12,444	—	—	—	—
Other borrowings net of unamortized debt issuance costs	16,528	18,598	18,283	37,286	88,874
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	11,749	12,431	12,293	13,217	16,588
Total liabilities	1,121,494	1,053,485	1,082,350	987,196	886,740

Shareholders' equity	127,069	94,820	115,901	92,554	105,991
Liabilities & shareholders' equity	$1,248,563	$1,148,305	$1,198,251	$1,079,750	$992,731

TABLE 15
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)
	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Earning assets:
Loans	$883,876	$839,004	$805,144	$821,321	$806,793
Taxable securities	205,302	199,849	179,362	143,705	137,582
Tax exempt securities	59,789	72,152	77,303	73,927	73,524
Interest-bearing deposits in other banks	32,890	67,032	84,323	58,691	57,140
Total earning assets	1,181,857	1,178,037	1,146,132	1,097,644	1,075,039

Cash and due from banks	17,666	19,783	19,143	17,364	16,873
Premises and equipment, net	14,557	14,948	15,362	15,809	16,165
Other assets	34,483	39,192	40,263	39,630	40,228
Total assets	$1,248,563	$1,251,960	$1,220,900	$1,170,447	$1,148,305

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$307,397	$316,961	$303,314	$275,039	$262,881
Demand - interest-bearing	470,440	459,451	436,614	421,888	420,416
Savings	110,725	111,725	110,305	109,857	113,647
Certificates of deposit	181,901	194,886	204,044	208,703	215,202
Total deposits	1,070,463	1,083,023	1,054,277	1,015,487	1,012,146

Federal Home Loan Bank of San Francisco borrowings	12,444	—	—	—	—
Other borrowings net of unamortized debt issuance costs	16,528	17,211	17,804	19,539	18,598
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	11,749	12,554	11,935	12,256	12,431
Total liabilities	1,121,494	1,123,098	1,094,326	1,057,592	1,053,485

Shareholders' equity	127,069	128,862	126,574	112,855	94,820
Liabilities & shareholders' equity	$1,248,563	$1,251,960	$1,220,900	$1,170,447	$1,148,305

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959